UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California		91101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.  Results of Operations and Financial Condition.

On October 25, 2011, Alexandria Real Estate Equities, Inc. (the “Company”) issued a press release entitled “Alexandria Real Estate Equities, Inc. Reports Third Quarter Ended September 30, 2011 Financial and Operating Results” which sets forth the Company’s results of operations and financial condition for the third quarter ended September 30, 2011.  That press release referred to certain supplemental information that is available on the Company’s website at www.are.com.  Copies of the press release and supplemental information are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information contained in this Item 2.02, including the exhibits referenced herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02(c)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on October 25, 2011, the Company’s board of directors elected Stephen A. Richardson as Chief Operating Officer and Regional Market Director — San Francisco.  Prior to this election, Mr. Richardson, age 50, served as the Company’s Executive Vice President/Regional Market Director — San Francisco Bay from January 2011, as Senior Vice President/Regional Market Director — San Francisco Bay from July 2005 until January 2011, and as Vice President from February 2000 until January 2011.  Prior to joining the Company, Mr. Richardson served as Director of CellNet Data Systems from 1993 to 2000, where he was responsible for negotiating large-scale technology transactions and aggregating a national footprint of wireless spectrum.  From 1983 to 1993, Mr. Richardson served as Director of Marketing and Leasing of Paragon Group, a national real estate development company and as real estate broker with Schneider Commercial Real Estate, serving the greater Silicon Valley market.  He has also been an entrepreneur in the real estate and technology fields.  Mr. Richardson is a board member of the BayBio, a non-profit trade association serving the life science industry in Northern California, a member of the California Healthcare Institute, public policy research and advocacy organization for California’s biomedical industry and a member of the Bay Area Council, a business-sponsored, public policy advocacy organization for the nine-county San Francisco Bay Area.  Mr. Richardson received his MBA from Santa Clara University and a BA in economics and literature from Claremont McKenna College.

Effective on October 25, 2011, the Company also entered into an amended executive employment agreement with Mr. Richardson pursuant to his election as Chief Operating Officer and Regional Market Director — San Francisco.  The agreement provides for at-will employment commencing on October 25, 2011 and ending on the date that the agreement is terminated by either party.

The agreement provides that Mr. Richardson’s base salary shall be $360,000 per year and increased annually by no less than a cost-of-living adjustment based on an index published by the United States Department of Labor.  In connection with his election to his new position, Mr. Richardson will receive 15,000 shares of restricted stock, one third of which will vest on each anniversary of the effective date of the agreement, commencing on October 25, 2012 and ending on October 25, 2014.  Mr. Richardson will continue to be eligible for an annual bonus and periodic equity awards as the board of directors of the Company may determine.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press Release dated October 25, 2011.

99.2	Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information for the Third Quarter Ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

October 26, 2011	By:	/s/ Joel S. Marcus
Joel S. Marcus
Chairman/Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer
(Principal Financial and Chief Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release dated October 25, 2011.
99.2	Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information for the Third Quarter Ended September 30, 2011.